Exhibit 10.1

AMENDMENT NO. 3

TO SECONDMENT AGREEMENT FOR JOHN TOWNSEND

This Amendment No. 3 is made as of this 7th day of December, 2009 to the Secondment Agreement for John Townsend dated January 13, 2005 between Vodafone Americas Inc. and Cellco Partnership d/b/a Verizon Wireless, to modify the terms and conditions of the Agreement as follows:

1. The term of the Agreement set forth in Schedule 1 of the Agreement is hereby extended to March 31, 2011.

2. Except as expressly set forth in this Amendment, the terms and conditions of the Agreement remain in full force and effect.

3. IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be executed by their respective duly authorized representatives.

SIGNED by for and on behalf of
Vodafone Americas Inc.

/s/ Megan Doberneck
By:	Megan Doberneck
Title:	President & General Counsel

SIGNED by for and on behalf of
Cellco Partnership d/b/a Verizon Wireless

/s/ Martha Delehanty
By:	Martha Delehanty
Title:	VP-Human Resources